ADAMIS PHARMACEUTICALS CORPORATION 8-K

Exhibit 99.1

Adamis Pharmaceuticals Announces Second Quarter 2018 Financial Results and Business Update

San Diego, California – August 10, 2018 – Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced financial results for the second quarter ended June 30, 2018 and a business update.

Dr. Dennis J. Carlo, President and Chief Executive Officer of Adamis Pharmaceuticals, stated, “Recently, we have announced several significant achievements for our company. The Sandoz partnership for the commercialization and distribution of Symjepi TM in the U.S. will likely prove to be the most transformative for the Company. Under the agreement, Sandoz will take responsibility for sales and marketing. We believe the financial terms of the agreement could provide for a meaningful recurring revenue to Adamis. We have also expanded our pipeline with our sublingual tadalafil (Cialis®) product candidate, which is in development.”

Dr. Carlo added, “The successful underwritten public offering of common stock has provided the necessary resources to advance our pipeline. We were fortunate to have had multiple fundamental health care funds lead that offering. These recent advancements have put Adamis in a strong position for growth.”

Company Highlights and Product Updates

Some of the company’s product updates and accomplishments since the beginning of the second quarter of 2018 include the following:

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Symjepi (epinephrine) Injection 0.30mg – The company entered into a commercialization and distribution agreement with Sandoz, a division of Novartis, to market and sell Symjepi in the U.S. Key terms include: Sandoz to pay a supply price to Adamis for product, Adamis 50% profit split and Sandoz right of first negotiation for territories outside the U.S.;

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APC-8000 (sublingual tadalafil) – The company is developing a new fast-dissolving sublingual tablet containing tadalafil (Cialis®) and intends to submit an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) with the goal of filing a New Drug Application (NDA) before year-end;

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APC-6000 (naloxone) – We continue to advance our naloxone product candidate for opioid overdose, and plan to file an NDA with the FDA before year-end. This is our second product using our FDA-approved injection device;

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APC-1000 (beclomethasone) – The FDA cleared Adamis to begin Phase 3 pivotal studies with our beclomethasone metered dose inhaler and we are planning to begin patient recruitment in Q4;

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APC-4000 (fluticasone) – Fluticasone will be our first product candidate using our patented dry powder inhaler device platform purchased from 3M. We continue to work on proof of concept studies with the objective of demonstrating proper dosing of the steroid;

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Balance sheet – We strengthened our cash position with an underwritten equity offering that raised net proceeds of approximately $37.6 million.

Second Quarter Financial Results

Revenues were approximately $3.9 million and $3.8 million for the three months ended June 30, 2018 and 2017, respectively.  The increase in revenues for the three months ended June 30, 2018 compared to the comparable period of 2017 reflected an increase in sales of USC’s compounded and non-compounded pharmaceutical formulations resulting in part from price increases and marketing personnel efforts.

Net loss from operations for the three months ending June 30, 2018 and 2017, respectively, was approximately $9.7 million and $4.9 million. The increase in net loss primarily resulted from an increase in both selling, general and administrative (“SG&A”) expenses and research and development (“R&D”) expenses.

SG&A expenses for the three months ended June 30, 2018 and 2017 were approximately $6.4 million and $5.7 million, respectively. The increase was primarily due to adding personnel, increases in compensation and benefits expense, as well as, increases in the cost of maintaining licenses, registrations and intellectual property.

R&D expenses were approximately $4.8 million and $1.2 million for the three months ended June 30, 2018 and 2017, respectively. The increase was the result of the expense of advancing several late-stage candidates in our product pipeline.

At June 30, 2018, the Company had cash and cash equivalents of $4.4 million. On August 6, 2018, the Company announced the closing of an underwritten public offering resulting in net proceeds of approximately $37.6 million.

Future Milestones for 2018

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Commercial launch of Symjepi (epinephrine) Injection 0.3mg in the U.S. – timing of launch and commercial strategy will be at Sandoz’s sole discretion;

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FDA approval of lower dose Symjepi (epinephrine) Injection 0.15mg;

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Announcement of ex-U.S. strategy for Symjepi;

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Filing an NDA for naloxone injection;

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Filing an NDA for the sublingual tadalafil (Cialis®) tablet;

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Commencement of Phase 3 studies for beclomethasone in asthmatics;

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Growing net revenue of outsourcing facility (U.S. Compounding) by 30% over 2017.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s Symjepi (epinephrine) Injection 0.3mg, was approved for use in the emergency treatment of acute allergic reactions, including anaphylaxis, and its Symjepi (epinephrine) Injection 0.15mg product is undergoing FDA review.  Adamis recently announced a distribution and commercialization agreement with Sandoz, a division of Novartis Group, to market Symjepi in the U.S. Adamis is developing a sublingual tadalafil product candidate as well as additional product candidates, using its approved injection device, a metered dose inhaler and dry powder inhaler devices.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to the following statements: the company’s beliefs concerning anticipated commencement and completion dates for clinical trials; the company’s beliefs concerning the timing and outcome of commercialization arrangements for its Symjepi (epinephrine) Injection 0.3mg product; the company’s beliefs concerning achievement of goals or milestones during the 2018 year; the company’s beliefs concerning the timing of commencement of and outcome of the FDA’s review of the company’s supplemental New Drug Application (sNDA) relating to the lower dose Symjepi (epinephrine) Injection 0.15mg product candidate, any Investigational New Drug Application that the company may file in the future relating to its sublingual tadalafil product candidate or other product candidates, or other regulatory filings relating to the company’s product candidates; the timing and outcome of any further studies or trials relating to the company’s product candidates; statements about strategies, objectives and our future goals and achievements; the company’s ability to commercialize its product and product candidates; the company’s beliefs concerning the ability of its products and product candidates to compete successfully in the market; the company’s beliefs concerning the safety and effectiveness of its products and product candidates; expectations and goals for future growth; current or planned clinical trials or research and development activities; product development timelines; anticipated dates for commercial introduction of products; guidance regarding future periods; the company's beliefs concerning the safety and effectiveness of its products and product candidates; and other statements concerning our future operations and activities. There can be no assurances regarding the timing of outcome of the FDA’s review of our sNDA. In addition, product development time is subject to a number of risks and uncertainties which can delay the actual development time beyond our expectations. The timing of any NDA filing relating to any of our products candidates could be affected by a number of factors, including, without limitation, the availability of adequate funding, the presence or absence of unexpected regulatory issues or delays, negotiation of any required agreements with third parties, the time period required to enroll a sufficient number of patients in studies, results of trials or studies, the time required to complete and analyze the results of the studies, and FDA guidance concerning the regulatory pathway for the product. As a result, there can be no assurances concerning the timing of completion of trials or the filing of NDAs relating to our product candidates. In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities. As discussed in our filings with the Securities and Exchange Commission, there are no assurances that any required additional funding will be available. Any forward-looking statements in this press release are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements or to reflect events or circumstances arising after the date of this press release. Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its annual report on Form 10-K for the year ended December 31, 2017, and quarterly reports filed with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.

Contacts:
Mark Flather
Senior Director, Investor Relations

& Corporate Communications

Adamis Pharmaceuticals Corporation
(858) 412-7951

mflather@adamispharma.com